As filed with the Securities and Exchange Commission on April 20, 2022

Registration No. 333-264230

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

Stabilis Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)
________________________

Florida	59-3410234
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
11750 Katy Freeway, Suite 900
Houston, Texas 77079
(832) 456-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________
Westervelt T. Ballard, Jr.
11750 Katy Freeway, Suite 900
Houston, Texas 77079
(832) 456-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________
Copies of all communications, including communications sent to agent for service, should be sent to:
Copies to:
Amy R. Curtis
C. Walker Brierre, Jr.
Holland & Knight LLP
811 Main Street, Suite 2500
Houston, Texas 77002
(713) 821-7000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Pre-Effective Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form S-3 (Commission File No. 333-264230), originally filed April 11, 2022, with the Securities and Exchange Commission (the “SEC”), by Stabilis Solutions, Inc. (the “Registrant”), is being filed as an exhibit-only filing to file an updated consent of Ham, Langston & Brezina, L.L.P., filed herewith as Exhibit 23.1 (the "Consent"). Accordingly, this Amendment No. 1 consists only of the cover page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

EXHIBITS
(a) Index to Exhibits

Exhibit No.		Exhibit Description

3.1		Amended and Restated Articles of Incorporation of the Registrant (Incorporated by Reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed October 15, 2020)

3.2		Amended and Restated Bylaws of the Registrant (Incorporated by Reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed September 18, 2020)

4.1
Warrant to Purchase Common Stock dated November  13, issued to HD Special-Situations III, LP (Incorporated by reference to Exhibit 10.3 to Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2017)

4.2
Registration Rights Agreement dated November  13, 2017 between Registrant and HD Special-Situations III, LP (Incorporated by reference to Exhibit 10.4 to Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2017)

4.3
Registration Rights Agreement dated July  26, 2019, by and among Registrant, LNG Investment Company, LLC, and AEGIS NG LLC (Incorporated by Reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed August 1, 2019)

4.4
Registration Rights Agreement dated as of August 20, 2019, by and among Registrant and the Investors named therein (Incorporated by Reference to Exhibit 4.9 to Registrant's Registration Statement on Form S-1 filed September 11, 2019)

4.5
Registration Rights Agreement dated as of June 1, 2021, among TGB Equipment Leasing, LLC and Registrant (Incorporated by reference to Exhibit 10.5 to Registrant’s Quarterly Report on Form 10-Q filed on August 5, 2021)

5.1	***	Opinion of Joel Bernstein, attorney at law, regarding the validity of the securities being registered

10.1
Exchange Agreement dated August 5, 2019, by and among Chart Energy  & Chemicals, Inc., Stabilis Energy, Inc., Stabilis Energy, LLC and Stabilis LNG Eagle Ford LLC (Incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed August  9, 2019)

10.2
Amendment No. 1 to Exchange Agreement dated September 11, 2019 by and among Chart Energy & Chemicals, Inc., Stabilis Energy, Inc., Stabilis Energy, LLC and Stabilis LNG Eagle Ford LLC (Incorporated by Reference to Exhibit 10.19 to Registrant's Amendment No. 1 to Registration Statement on Form S-1/A filed October 22, 2019)

10.3
Secured Promissory Note dated August 16, 2019, by and between the Registrant and M/G Finance Co., Ltd. (Incorporated by Reference to Exhibit 10.19 to Registrant's Registration Statement on Form S-1 filed September 11, 2019)

10.4
Pledge and Security Agreement dated August 16, 2019, by and between the Registrant and M/G Finance Co., Ltd. (Incorporated by Reference to Exhibit 10.20 to Registrant's Registration Statement on Form S-1 filed September 11, 2019)

10.5
Executive Employment Agreement dated March 11, 2020 between the Company and James G. Aivalis (Incorporated by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-Q/A filed on July 2, 2020) †

10.6
Amendment No. 1 to Executive Employment Agreement dated February 1, 2021 between the Company and James G. Aivalis (Incorporated by Reference to Exhibit 10.26 to Registrant's Annual Report on Form 10-K filed March 16, 2021) †

10.7
Loan Agreement, dated April 8, 2021, between Stabilis Solutions, Inc., as borrower, and AmeriState Bank, as lender (Incorporated by Reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed April 13, 2021)

10.8
Form of Advancing Note, dated April 8, 2021, executed by Stabilis Solutions, Inc., as borrower, and made payable to AmeriState Bank, as lender (Incorporated by Reference to Exhibit 10.2 to Registrant's Current Report on Form 8-K filed April 13, 2021)

Exhibit No.		Exhibit Description
10.9
Security Agreement and Assignment, dated April 8, 2021, among Mile High LNG LLC, Stabilis GDS, Inc., Stabilis LNG Eagle Ford LLC and Stabilis Energy Services, LLC, to and in favor of AmeriState Bank, as the secured party (Incorporated by Reference to Exhibit 10.3 to Registrant's Current Report on Form 8-K filed on April 13, 2021)

10.10
Severance and Release Agreement, dated August 22, 2021 between Stabilis Solution, Inc. and James C. Reddinger (Incorporated by reference to Exhibit 10.2 to Registrant's Current Report on Form 8-K filed on August 24, 2021) †

10.11
Employment Agreement, dated August 23, 2021 between Stabilis Solutions, Inc. and Westervelt T. Ballard, Jr. (Incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed on August 24, 2021) †

10.12		Amendment to Secured Promissory Note - MG Finance Co., Ltd, dated September 20, 2021 (incorporated by reference to Exhibit 10.6 to Registrant's Form 10-Q filed on November 10, 2021)

10.13
Amended and Restated 2019 Stabilis Solutions, Inc. Long Term Incentive Plan, dated July 23, 2021 (Incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed on September 15, 2021)

10.14
Consulting Agreement, dated October 25, 2021, among the Company, Enatek Services, LLC and James G. Aivalis (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on October 26, 2021)

21.1	***	List of Subsidiaries of the Company

23.1		*Consent of Ham, Langston & Brezina L.L.P.

23.2	***	Consent of Joel Bernstein, attorney at law (contained in Exhibit 5.1)

24.1		*Powers of Attorney (included on signature pages of this Registration Statement)

107	***	Filing Fees Exhibit

*    Filed herewith.
†    Indicates management contract or compensatory plan, contract or arrangement.
***    Previously Filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 20, 2022.

Stabilis Solutions, Inc.

By:	/s/ Andrew L. Puhala
Andrew L. Puhala
Senior Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 20, 2022.

Signature	Title

*	Chairman of the Board
J. Casey Crenshaw

/s/ Westervelt T. Ballard, Jr.	President, Chief Executive Officer and Director
Westervelt T. Ballard, Jr.	(Principal Executive Officer)

/s/ Andrew L. Puhala	Senior Vice President and Chief Financial Officer
Andrew L. Puhala	(Principal Financial Officer and
Principal Accounting Officer)

*	Director
James G. Aivalis

*	Director
Benjamin J. Broussard

*	Director
Stacey B. Crenshaw

*	Director
Edward L. Kuntz

*	Director
Peter C. Mitchell

*	Director
Matthew W. Morris
Andrew L. Puhala hereby signs this Amendment No. 1 to the Registration Statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on April 20, 2022 pursuant to a power of attorney filed with the Registration Statement on Form S-1 (File No. 333-264230) filed with the SEC on April 11, 2022.

*By:	/s/ Andrew L. Puhala
Andrew L. Puhala
Attorney-in-Fact